BOULDER GROWTH & INCOME FUND, INC.

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen C. Miller and Nicole L. Murphey, and each and any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign this Registration Statement on Form N-14; all Pre-Effective Amendments to said Registration Statement; all subsequent Post-Effective Amendments to said Registration Statement; any supplements or other instruments in connection therewith, and to file the same, with all exhibits thereto, and other supplements or other instruments in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done; hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

This Power of Attorney, which shall not be affected by the disability of the undersigned, is executed and effective as of the date set forth below.

WITNESS my hands on this 7th day of February 2014.

/s/ Richard I. Barr
Richard I. Barr
Lead Independent Director

/s/ John S. Horejsi
John S. Horejsi
Director

/s/ Dr. Dean L. Jacobsen
Dr. Dean L. Jacobsen
Director

/s/ Joel W. Looney
Joel W. Looney
Director

/s/ Steven K. Norgaard
Steven K. Norgaard
Director